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Exhibit 10.55

     PSBUSINESSPARKS

     METRO PARK NORTH
     7529 Standish Place, Suite 115 Rockville,
     MD 20855
     TEL 301340.0901
     FAX 301 340.8503
     www.psbusinessporks.com


          January 3, 2003


          Bob Pratt
          PC Connection, Inc.
          Route 101A, 730 Milford Road
          Merrimack, NH 03054-4631


          RE: 7503 Standish Place
              Rockville, MD

          Dear Bob,

          Please find enclosed a long overdue fully executed copy of the Fourth Amendment to Lease Agreement for your premises in Rockville, MD. On behalf of PS Business Parks I would like to thank you for choosing to renew with us in Metro Park. If I can be of any assistance during the next three years I hope that you will not hesitate to give me a call.

          Sincerely,

          David

          David S. Knipp
          Director of Leasing

          Enclosure

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                     FOURTH AMENDMENT TO AGREEMENT OF LEASE

         THIS FOURTH AMENDMENT TO AGREEMENT OF LEASE ("Fourth Amendment") is made this 20th day of November, 2002, by and between METRO PARK I, LLC, a Delaware limited liability company ("Lessor") and GOVCONNECTION, INC., a Maryland corporation, formerly known as Comteq Federal, Inc. ("Lessee").

                                   WITNESSETH:

         WHEREAS, Rockville Office/Industrial Associates, Lessor's predecessor in interest and Comteq Federal, Inc., Lessee's predecessor in interest, entered into that certain Lease dated December 14, 1993 (the "Original Lease"), as amended by that certain First Amendment to Lease dated November 1, 1996 (the "First Amendment"), as further amended by that certain Second Amendment to Agreement of Lease and Extension of Term dated as of March 31, 1998 (the "Second Amendment"), and as further amended by that certain Third Amendment to Agreement of Lease dated as of August 31, 2000 (the "Third Amendment") (the Original Lease, First Amendment, Second Amendment and Third Amendment shall be referred to collectively as the "Lease"), pursuant to which Lessee leased that certain space in the building located at 7503 Standish Place, Rockville, Maryland (the "Building"), said leased premises containing approximately Ten Thousand One Hundred Ninety-Six (10,196) rentable square feet of space (the "Premises"); and

         WHEREAS, Lessor and Lessee desire to amend the Lease to extend the Term of the Lease and modify and amend certain other terms and conditions of the Lease as herein provided.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree to the following:

         1. Recitals. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

         2. Capitalized Terms Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease. The Lease and this Fourth Amendment shall be known collectively as the "Lease".

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         3. Lessee. All references in the Lease to Rockville/Office Industrial
Associates as Lessor, shall now apply to Metro Park I, LLC. All references in the Lease to Comteq Federal, Inc. as Lessee, shall now apply to GovConnection, Inc.

         4. Term. The Term of the Lease is hereby extended for a period of three
(3) years commencing on April 1, 2003 (the "Renewal Date") and expiring on March 31, 2006 (inclusively, the "Renewal Term"), unless terminated sooner pursuant to the provisions of the Lease or hereof.

         5. Rent. As of the Renewal Date, Sections 2.1, 2.2, 2.3, 2.4 and 2.5 of the Original Lease, as amended by Paragraph 2 of the First Amendment, Paragraph 5 of the Second Amendment and Paragraph 2 of the Third Amendment are hereby deleted in their entirety and the following Sections 2.1, 2.2 and 2.3 are substituted in lieu thereof:

            "2.1. Base Rent. On or before the first day of each calendar month of the Lease Term, Lessee will pay to Lessor the Base Rent for such month as more particularly set forth hereinbelow. All sums payable by Lessee to Lessor hereunder shall be deemed rent. Base Rent and all other amounts required to be paid by Lessee hereunder shall be paid without deduction or offset and without prior notice or demand. All such amounts shall be paid in lawful money of the United States of America and shall be paid to Lessor at the address stated herein or to such other persons or to such other places as Lessor may designate in writing from time to time. Amounts payable hereunder shall be deemed paid when actually received by Lessor.

            Lease Period                       Monthly Base Rent

         04/01/03-03/31/04                         $19,967.17
         04/01/04-03/31/05                         $20,566.19
         04/01/05-03/31/06                         $21,183.18


            2.2.  Additional Rent.

                  2.2.1 Unless otherwise specifically stated in this Lease, any charge payable by Lessee under this Lease other than Base Rent is called "Additional Rent". Except as otherwise specifically provided in this Lease, Additional Rent is to be paid concurrently with and is subject to the same terms and conditions as Base Rent. The term "rent" or "Rent" whenever used in this Lease means Base Rent, Additional Rent and/or any other monies payable by Lessee under the terms of this Lease. Monthly rent for any partial calendar month will be prorated.

                  2.2.2 "Operating Costs" as used herein shall include all costs and expenses related to the ownership, management, operation,

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maintenance, replacement, improvement and repair of the Premises, Building, and/or Property, or any part thereof, incurred by Lessor including but not limited to: (1) Property supplies, materials, labor, equipment, and tools; (2) Lessor incurred Utility and Service Costs (as further described in Paragraph
2.2.38 below), security, janitorial, trash removal, and all applicable service and maintenance agreements; (3) Property related legal, accounting, and consulting fees, costs and expenses, including but not limited to the cost of contests of Real Property Taxes; (4) Insurance Premiums for all policies deemed necessary by Lessor and/or its lenders, and all deductible amounts under such policies (as further described in Paragraph 2.2.3C below); (5) costs and expenses of operating, maintaining, and repairing the Property, including but not limited to all interior areas and also driving, parking, loading, and other paved or unpaved areas (including but not limited to, resurfacing and striping and any snow and ice removal Lessor elects to conduct), landscaped areas (including but not limited to, tree trimming), building exteriors (including but not limited to, painting and roof work), signs and directories, and lighting;
(6) capital improvements and replacements (including but not limited to all financing costs and interest charges); (7) compensation (including but not limited to, any payroll taxes, worker's compensation for employees, and customary employee benefits) of all persons, including independent contractors, who perform duties, or render services on behalf of, or in connection with the Property, or any part thereof, including but not limited to, Property operations, maintenance, repair, and rehabilitation; (8) Property management fees and the cost of providing space used by the Property manager; and (9) Real Property Taxes (as further described in Paragraph 2.2.3A, below).

                  2.2.3A "Real Property Taxes" as used herein shall include any fee, license fee, tax, levy, charge, assessment, penalty or late fee (if a result of Lessee's delinquency or negligence), or surcharge (hereinafter individually and/or collectively referred to as "Tax") imposed by any authority (including but not limited to, any federal, state, county, or local government, or any school, agricultural, lighting, drainage, or other improvement district, or public or private association) having the direct or indirect power to tax and where such Tax is imposed against the Property, or any part thereof, or Lessor in connection with its ownership or operation of the Property, including but not limited to: (1) any Tax on Lessor's right to receive, or the receipt of, rent or income from the Property, or any part thereof, or Tax against Lessor's business of leasing the Property; (2) any Tax by any authority for services or maintenance provided to the Property, or any part thereof, including but not limited to, fire protection, streets, sidewalks, and utilities;'(3) any Tax on real estate or personal property levied with respect to the Property, or any part thereof, and any fixtures and equipment and other property of Lessor or the Property used in connection with the operation, maintenance or repair of the Property; (4) any Tax imposed on this transaction, or based upon a reassessment of the Property, or any part thereof, due to a change in ownership or transfer of all or part of lessor's interest in the Property, or any part thereof and,
(5) any Tax replacing, substituting for, or in addition to

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any Tax previously included with this definition. Real Property Taxes do not include: (a) Lessor's federal or state income, franchise; inheritance, or estate taxes; or (b) Lessee's personal property taxes (taxes charged against Lessee's trade fixtures, furnishings, equipment, or other personal property) which are the sole responsibility of Lessee, and shall be billed directly to, and paid as and when first due by Lessee.

                  2.2.3B "Utility and Service Costs" as used herein shall include all Lessor incurred utility and service costs and expenses including but not limited to costs related to water and plumbing, electricity, gas, lighting, steam, sewer, waste disposal, and HVAC, and all costs related to plumbing, mechanical, electrical, elevator, HVAC, and other systems.

                  2.2.3C "Insurance Premiums" as used herein shall include all insurance premiums for all insurance policies maintained by Lessor from time to time, including but not limited to insurance policies covering worker's compensation, fire and other casualty, commercial general liability, automobiles, and rental interruption, and any and all additional coverages, and all endorsements and riders under or attached to such policies.

                  2.2.4 If the Operating Costs incurred by Lessor for any "Expense Comparison Year" (defined as each calendar year after Lessee's Expense Base Year) exceed those incurred in Lessee's Expense Base Year, then Lessee will pay as Additional Rent an amount equal to the excess multiplied by Lessee's Proportionate Share of the Property or Building, as designated from time to time by Lessor. As provided herein, estimated payments of the excess shall be made monthly on or before the first day of each calendar month each in the amount of Lessor's then current estimate of the monthly amount of Lessee's Proportionate Share of such excess and additional payments shall be made as outlined below. In the event this Lease includes a partial Expense Comparison Year, Lessee's Proportionate Share for such partial Expense Comparison Year will be prorated based on the actual number of applicable days and months. All Operating Costs will be adjusted, at the election of Lessor, to reflect 100% occupancy during any calendar year in which the Property is not fully occupied. Lessee's Expense Base Year shall be the calendar year 2003: Lessee's Proportionate Share shall be 6.1%.

                  2.2.5 Operating Cost payments shall be made as set forth herein. All Operating Costs estimates and payments shall reflect credit for the sum of Operating Costs of the Expense Base Year.

                  2.2.5A Lessee's Operating Costs estimates: On or about April 1st of each calendar year, Lessor will provide Lessee with a statement of: (1) Lessee's annual share of estimated Operating Costs for the then current calendar year; (2) Lessee's monthly Operating Cost estimate for the then current year; and, (3) Lessee's retroactive estimate correction billing (for the period of

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January 1st through the date immediately prior to the commencement date of
Lessee's new monthly Operating Cost estimate) for the difference between Lessee's new and previously billed monthly Operating Cost estimates for the then current year.

                    2.2.5A(1) Annual estimated share: Lessee's annual share of estimated Operating Costs for the then current calendar year shall be determined by multiplying the amount by which Lessor's estimated total Operating Costs for the then current calendar year exceed the Operating Costs of the Expense Base Year, by Lessee's Proportionate Share identified in Paragraph 2.2.4.

                    2.2.5A(2) Monthly Operating Cost estimate: Lessee's new
               monthly Operating Cost estimate for the then current calendar year shall be calculated by dividing Lessee's annual share of estimated Operating Costs in excess of Operating Costs of the Expense Base Year, as determined above, by 12.

                    2.2.5A(3) Retroactive estimate correction: Lessee's share of the change in Operating Cost estimates retroactive to January 1st of each year shall be determined as follows: For the then current calendar year, the total of Lessee monthly Operating Cost estimates billed prior to the commencement of Lessee's new monthly Operating Cost estimate shall be subtracted from Lessee's new monthly Operating Cost estimate multiplied by the number of elapsed months within the same period.

                    2.2.5B Lessee's Proportionate Share of actual annual Operating Costs: On or about April 1st of each year, Lessor will provide Lessee with a statement reflecting the total Operating Costs for the calendar year just ended. If the total of Lessee's Operating Cost estimates billed for the calendar year just ended are less than Lessee's Proportionate Share of the actual Operating Costs for the calendar year just ended, the statement will indicate the payment amount and date due. If Lessee has paid more than its Proportionate Share of Operating Costs for the preceding calendar year, Lessor will credit the overpayment toward Lessee's future Operating Cost obligations. If Lessor fails to provide Lessee with an Operating Cost statement by April 1st of any calendar year, or elects not to bill Lessee its share of actual Operating Costs, and/or Operating Costs estimate(s), or estimate increase(s) for any period of time, Lessor's right to bill and collect these charges from Lessee at a later time is ..not waived.

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                    2.2.6 Under this Lease, monthly Operating Cost estimates,
retroactive estimate corrections, and Lessee's Proportionate Share of actual annual Operating Costs are considered Additional Rent. Monthly Operating Cost estimates are due on the 1st of each month and shall commence in the month specified by Lessor. Lessee's retroactive estimate correction, and actual annual Operating Cost charges, if any, shall be due, in full, on the date(s) specified by Lessor.

                    2.2.7 Lessee will not be entitled to any reduction, refund, offset, allowance or rebate should any Real Property Taxes be retroactively reduced, credited, abated or exempted by any direct or indirect taxing authority for any prior taxation or assessment period.

                    2.2.8 Lessee will pay as Additional Rent its Proportionate Share (after giving effect to the Expense Base Year amount) of any duties, levies or fees resulting from any statutes or regulations, or interpretations thereof, now or hereafter enacted by any governing authority which pertains to Lessor's or Lessee's use, ownership, occupancy or alteration of the Premises or Property, or any part thereof. Lessee's Proportionate Share of such duties or fees will be based on Lessee's Proportionate Share as indicated in Paragraph 2.2.4, or other equitable method determined by Lessor in its sole discretion. In the event the Property, or any part thereof, shares common Operating Costs, commonly used areas, land or other items not exclusive to the Property, Lessor shall allocate and bill Lessee a portion of any costs and expenses attributable to such sharing on a basis determined by Lessor.

                    2.2.9 Unless Lessor otherwise elects, Lessee shall pay each Operating Cost in accordance with Lessee's Proportionate Share of the Property. Lessor shall have the right to make allocations ("Allocations") to Lessee of anyone or more Operating Costs on a different basis. Lessor shall have the right to make any such Allocations in any manner which Lessor deems reasonable (including use of estimates). For example, if Lessor deems it reasonable to do so, Lessor shall have the right to elect at any time and from time to time (a) to make any Allocation of one or more Operating Costs based upon Lessee's Proportionate Share of the Building and to make other Allocations on Lessee's Proportionate Share of the Property, (b) to make Allocations of certain Operating Cost items among less than all lessees and/or other than based upon the respective square footages of the lessees, (c) to make different locations for different Operating Costs, and/or (d) to alter an Allocation or the method of determining an Allocation from time to time. Lessor shall also have the right to make Allocations of cost items in the Expense Base Year. In no event shall Lessor be liable to Lessee based upon any incorrect or disputed Allocation nor shall Lessee have any right to terminate this Lease by reason of any such Allocation.

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                    2.2.10 In the event Lessee wishes to audit any Operating
Cost charge, such an audit shall be limited to an audit of the annual statement delivered. under Paragraph 2.2.58 above. Such audit shall be performed only if, at the time of the audit request and at all times thereafter to and during the course of the audit, Lessee has paid in full all Operating Costs billed and is not in default. Any audit shall be conducted at a time and location designated by Lessor. Lessor and Lessee agree that any Lessee audit must be requested by Lessee by written notice given within six (6) months of the date that Lessor provides the applicable annual statement under Paragraph 2.2.58 above, and must be completed by Lessee within thirty (30) days of its written notice requesting the audit; if Lessee does not give such written notice within the period of time allowed, or fails to complete the audit within the time allowed, Lessee's right to audit is waived, and the Operating Costs, as billed, including all calculations used as the basis for Lessor's charges (including any "Allocations" and any applicable Expense Base Year or expense stop calculations), shall be deemed conclusive and final for all purposes under this Lease. All calculations by Lessor of Operating Costs for the Expense Base Year shall be conclusive and final, and Lessee shall have no right to audit the same, except only Lessee may audit the same as part of an audit of Operating Costs for the first Expense Comparison Year. Any audit shall be conducted only by Lessee and the CPA then used by Lessee for the preparation of its tax returns and financial statements; no agent of Lessee employed in connection with the audit shall be employed on any contingent payment basis. Lessee shall maintain as strictly confidential, and shall cause its auditor to execute in favor of Lessor a confidentiality agreement (in form prepared by Lessor) regarding, all financial information audited, the results of any such audit, and the resolution of any disputed issues arising in connection with such audit. Lessor shall not be bound by the result of any such audit If the parties do not agree upon the inclusion or amount of any Operating Cost charged by Lessor, the sale remedy of Lessee shall be to conduct an audit within the time specified in this Lease and, if still in disagreement with Lessor, to submit the matter to arbitration within thirty (30) days after completion of the audit to request an adjustment to any disputed Operating Cost item to cause the same to not exceed the amount that Lessor has the right to collect hereunder for such item. In no event will this Lease be terminable nor shall Lessor be liable for damages based upon any disagreement regarding or adjustment of Operating Costs.

               2.3. Late Charges. If any sum payable by Lessee to Lessor is not received by Lessor within five (5) days after it becomes due, Lessee shall, without the necessity of notification from Lessor, pay Lessor a late charge equal to fifty dollars ($50.00) or ten percent (10%) of the then delinquent amount, whichever is greater. The acceptance of late charges by Lessor will in no way constitute a waiver of Lessee's default with respect to any overdue amount nor prevent Lessor from exercising any of its rights or remedies resulting from such late payment"

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         6. Security Deposit. Lessor currently holds a Security Deposit under the Lease in the amount of Four Thousand Eight Hundred Ninety-Nine and No/100 Dollars ($4,899.00). Lessee shall have no obligation to supplement such security deposit.

         7. Lessee Improvements. Lessee hereby accepts the Premises in its "as-is" condition existing on the Renewal Date. Lessor shall have no obligation to make any Lessee improvements to the Premises on behalf of Lessee during the Renewal Term hereof.

         8. Notices. The address of the Lessor provided on the first page of the Original Lease is hereby deleted in its entirety and the following substituted in lieu thereof:

               "Lessor's Notice Address:

                           c/o PS Business Parks, Inc.
                           7529 Standish Place, Suite 115
                           Rockville, Maryland 20855
                           Attention: William A. McFaul

                           With a copy to:

                           PS Business Parks, Inc.
                           2 North Charles Street, Suite 101
                           Baltimore, Maryland 21201
                           Attention: William A. McFaul"

         9. Real Estate Investment Trust. The Lease is hereby amended by adding the following new Sections 17.16 and 17.17:

                       "17.16: Real Estate Investment Trust

               If Lessor is a real estate investment trust, and if Lessor in good faith determines that its status as a real estate investment trust under the applicable provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Lessor may require reasonable amendments to this Lease and Lessee shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not in any way,
         (i) increase the obligations of Lessee under this Lease or (ii) adversely affect any rights or benefits to Lessee under this Lease. Lessor shall pay all reasonable costs incurred by Lessee, including without limitation, legal fees incurred - for reviewing any such proposed modifications.

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                    17.17: Related Party Representation

               Lessee represents that, to its knowledge, no person or entity who is a significant indirect owner of Lessor, owns actually or constructively a 10% or more interest in Lessee. Lessee will promptly notify Lessor if it learns that any such ownership interest exists. Significant owners of Lessor at this time include Public Storage, Inc. and New York Common Retirement Fund."

          10. Option to Renew. Subject to the provisions of Paragraph 12 of this Fourth Amendment, and provided that Lessee is not in default at the time of Lessee's exercise of the Option (as defined in Paragraph 12 herein) or at the commencement of the applicable Option term, Lessee shall have two (2) one (1) year Options to renew this Lease upon such terms and conditions then in effect for comparable space in the Project as of the commencement of the applicable Option term, except that the Base Rent payable during each month of the applicable Option term shall be an amount equal to one hundred three percent (103%) of the Base Rent payable during the last month of the applicable expiring Lease Term. All other terms and conditions of the Lease shall remain the same. All such terms, conditions and rental provisions shall, upon the exercise of the Option, be evidenced upon the form of lease then in effect for the Project. Lessee shall provide to Lessor on a date which is prior to the date that the Option period would commence (if exercised) by at least one hundred eighty (180) days, a written notice of the exercise of the Option to renew the Lease for the applicable additional Option term, time being of the essence. Such notice shall be given in accordance with Section 16 of the Lease. If notification of the exercise of this Option is not so given and received, all options granted hereunder shall automatically expire.

          11. Right of First Offer. Provided that Lessee is not in default under the Lease at the time it exercises this Option or at the commencement of the lease term with respect to the Option Space, and subject to the provisions of Paragraph 12 of this Fourth Amendment, including but not limited to, Lessor's right to first offer and lease any such space to any tenant who is then occupying or leasing such space at the time the space becomes available for leasing, and subject to all other options held by tenants of the Project as of the date hereof, Lessee shall have the right of first offer with respect to any space that becomes available in the Building which is contiguous with the Premises (the "Option Space"). Prior to leasing any of the Option Space, Lessor shall give Lessee written notice of its intent to lease the Option Space and the material terms and conditions under which Lessor would agree to lease the Option Space to Lessee, including, without limitation, rent, lease term, escalations, tenant allowance, concessions and security, if applicable. The lease term with respect to the Option Space shall not be for a period of less than three (3) years, and, in the event Lessee elects to lease the Option Space, as a condition of the effectiveness of such

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 election, this Lease shall be amended to extend the Term of the Lease with respect to the Premises to be coterminous with the lease term with respect to the Option Space.; Lessee may exercise such right only as to all of the Option Space described in the Lessor's notice and on all of the terms set forth in Lessor's notice, and not to merely a part of such Option Space or some of such terms. Lessee shall have five (5) business days in which to provide Lessor with written notice of its election to exercise such right. Such notice shall be given in accordance with Section 16 of the Lease, time being of the essence. If Lessee does not give Lessor written notice of its election to lease such Option Space on such terms within the five (5) business day period, Lessor shall thereafter be free to lease such Option Space to a third party on any terms and conditions that Lessor shall select, with no further obligation to Lessee. In the event that Lessor offers any space to Lessee pursuant to this right of first offer, and Lessee elects not to lease the space, the space so offered shall no longer be subject to this right of first offer, and thereafter Lessor shall not be obligated to offer said space to Lessee. In the event Lessee exercise its right to lease the Option Space in accordance with the provisions hereof, the parties hereto agree to promptly execute an amendment to this Lease incorporating the terms set forth in Lessor's notice and such other terms as are acceptable to Lessor.

          12. Options Personal. The options granted to Lessee in Paragraphs 10 and 11 hereinabove (collectively, the "Options", each an "Option") are' personal to the original Lessee named in this Fourth Amendment and any Permitted Transferee, as hereinafter defined, and may be exercised only by the original Lessee or Permitted Transferee while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee. The Options granted to Lessee are not assignable separate and apart from the Lease, nor may any Option be separated from the Lease in any manner, either by reservation or otherwise. If at any time an Option is exercisable by Lessee, the Lease has been assigned, or a sublease exists as to any portion of the Premises other than to a Permitted Transferee, the Option shall be deemed null and void and neither Lessee nor any assignee or subtenant shall have the right to exercise the Option. For purposes herein, a Permitted Transferee shall mean a sublease or assignment to (a) an entity resulting from a merger or consolidation with Lessee, (b) any corporation succeeding to substantially all of the business and assets of Lessee, or (c) any entity that controls, is controlled by or is under common control with Lessee.

          13. Brokers. Lessee represents and warrants to Lessor that Lessee has not had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this Fourth Amendment other than Transwestern Commercial Services (the "Broker"). Lessor shall pay a commission to the Broker in accordance with the terms of a separate agreement between Lessor and the

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Broker. Lessee shall indemnify and hold harmless Lessor from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys' fees) or `liability for any compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming to have dealt with Lessee in connection with this Fourth Amendment.

          14. Reaffirmation of Terms. Except as expressly modified hereby, all of the terms, covenants and provisions of the Lease are hereby confirmed and ratified and shall remain unchanged and in full force and effect.

          15. Representations. Lessee hereby represents and warrants to Lessor that Lessee (i) is not in default of any of its obligations under the Lease and that such Lease is valid, binding and enforceable in accordance with its terms,
(ij) has full power and authority to execute and perform this Fourth Amendment, and (iii) has taken all action necessary to authorize the execution and performance of this Fourth Amendment.

          16. Counterpart Copies. This Fourth Amendment may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Fourth Amendment.

                        [SIGNATURES APPEAR ON NEXT PAGE]

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         IN WITNESS WHEREOF, Lessor and Lessee have executed this Fourth
Amendment as of the day and year first above written.

LESSOR:                                         LESSEE:
METRO PARK I, LLC,                              GOVCONNECTION, INC.,
a Delaware limited liability                    a Maryland corporation
company

By:   PS Business Parks, LP.,
      a California limited partnership, its
      sole member

      By:  PS Business Parks, Inc., a           By: /s/ Emery Geosits
                                                --------------------------------
           California corporation, its          Name: Emery Geosits
           general partner
                                                Title: Sr. Director of Sales


           By: /s/ William A. McFaul
                 William A McFaul
                 Vice President

Date: 11/26/02
      AMENDMENT EXECUTION DATE
Lessor Fed. ID #:

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